Exhibit 10.75

AMENDED AND RESTATED STOCK OPTION AGREEMENT

THIS AMENDED AND RESTATED STOCK OPTION AGREEMENT (“Agreement”), effective as of October 14, 2023 (the “Effective Date”), is made by and between Global Clean Energy Holdings, Inc., a Delaware corporation (the “Company”), and Richard Palmer (“Optionee”).

WHEREAS, Optionee has served as the Company’s Chief Executive Officer pursuant to that certain employment agreement entered into as of September 7, 2007, as amended; and

WHEREAS, on October 16, 2018, the Company and Optionee entered into a new employment agreement (the “Employment Agreement”) that replaced his prior employment agreement, under which Employment Agreement Optionee agreed to serve as the Company’s President and Chief Executive Officer through at least October 15, 2023; and

WHEREAS, on October 16, 2018 (the “Original Grant Date”), the Company granted a non-qualified stock option to Optionee to purchase up to 11,000,000 shares (as adjusted for a 1-for-10 reverse stock split) as additional consideration under the Employment Agreement; and

WHEREAS, the Company and the Optionee now desire to enter into this amended and restated non-qualified stock option agreement to provide for, among other things, an amendment to the exercise price of the Option and an extension to the Expiration Date, in each case subject to stockholder approval of such amendment at the Company’s 2024 annual meeting of stockholders (“Stockholder Approval”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, the Company and Optionee agree as follows:

1.Grant of Option. Effective as of the Original Grant Date, Optionee has been granted the right and option (the “Option”) to purchase up to eleven million (11,000,000) shares of the Company’s common stock (“Common Stock”) at an exercise price equal to $0.97 per share, the fair market price of the Company’s Common Stock on the last trading day immediately prior to the Effective Date. As of the Effective Date, the Option has vested in full. The Option shall expire on the fifth anniversary of the Original Grant Date; provided that if Stockholder Approval has been obtained, the Option shall expire on the tenth anniversary of the Original Grant Date (such date, the “Expiration Date”). The Option is intended to be a non-qualified stock option and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

2.Method of Exercise. Subject to the restrictions set forth in Section 3, the Option shall be exercised by written notice to the Company by Optionee (or successor in the event of death) and payment of the exercise price in the manner specified below. Such written notice shall state the number of shares with respect to which such Option is being exercised. The date on which both the written notice and the exercise price are received is herein referred to as the “Exercise Date”. Prior to the issuance of shares upon the exercise of the Option, Optionee must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local tax withholding obligations of the Company. Within five business days following the later of the Exercise Date or the payment to the Company of any withholding taxes, the Company shall deliver to Optionee at the principal office of the Company, or such other place as the Optionee may designate, a certificate or certificates for such shares. Notwithstanding the foregoing, the Company may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange or notice period for listing such shares under the rules of Nasdaq. In the event the Option shall be exercisable by any person or entity other than Optionee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person or entity to exercise such Option. The Option exercise price shall be payable in full on or before the option Exercise Date in any one of the following alternative forms:

a.a check or money order made payable to the Company in the amount of the exercise price; or

b.if expressly authorized in writing by the Company’s Board of Directors (the “Board”), in its sole discretion, at the time of the Option exercise, the tender to the Company of shares of the Company’s common stock owned by Optionee having a fair market value not less than the exercise price; or

c.any other method such as cashless exercise that is expressly authorized in writing by the Board, in its sole discretion, at the time of the Option exercise.

Only whole shares may be purchased.

3.Restrictions on Exercise and Delivery. The exercise of the Option shall be subject to the condition that, if at any time the Board shall determine, in its sole and absolute discretion,

a.the satisfaction of any withholding tax or other withholding liabilities, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery of the Common Stock pursuant the Option exercise,

b.the listing, registration, or qualification of any Common Stock deliverable upon such exercise is desirable or necessary, under any state or federal law, as a condition of, or in connection with, such exercise or the delivery or purchase of Common Stock pursuant thereto, or

c.the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Common Stock pursuant thereto,

then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Optionee shall execute such documents and take such other actions as are required by the Board to enable it to effect or obtain such withholding, listing, registration, qualification, consent or approval. Neither the Company nor any officer or member of the Board (or a committee thereof), shall have any liability with respect to the non-issuance or failure to sell shares as the result of any suspensions of exercisability imposed pursuant to this Section. In addition, following the Effective Date the exercise provisions governing the Option are contingent upon obtaining Stockholder Approval. If, and only if, Stockholder Approval is obtained, then upon exercise of the Option, Optionee may purchase the number of shares of the Company’s Common Stock underlying the Option by paying the exercise price as specified in Section 1. If Stockholder Approval is not obtained, then this Agreement shall be null and void as of the Effective Date, and the Option may only be exercised in accordance with its original terms (if permitted by its original terms).

4.Covenants by the Company.

a.Notice to Allow Exercise by Optionee. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Optionee at its last address as it shall appear upon the records of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Optionee shall remain entitled to exercise this Option during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

b.Reservation of Shares. The Company covenants that, at all times on or before the Expiration Date, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Common Stock upon the exercise of this Option. The Company further covenants that its issuance of this Option shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates of Common Stock upon the exercise of this Option. The Company will take all such reasonable action as may be necessary to assure that the Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any trading market upon which the Common Stock may be listed.

c.Loss, Theft, Destruction or Mutilation of Option. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Option, shall not include the posting of any bond), and upon surrender and cancellation of such Option, if mutilated, the Company will make and deliver a new Option of like tenor and dated as of such cancellation, in lieu of such Option.

5.Nonassignability. The Option may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of Optionee only by Optionee (except as may be permitted by this Agreement). Any transfer by Optionee of the Option shall void such Option and the Company shall have no further obligation with respect to the Option. The Option shall not be pledged or hypothecated in any way, nor shall the Option be subject to execution, attachment or similar process.

6.Rights as Shareholder. Neither Optionee nor his executor, administrator, heirs or legatees, shall be, or have any rights or privileges of a shareholder of the Company in respect of the Common Stock unless and until certificates representing such Common Stock shall have been issued in Optionee’s name.

7.No Right of Employment. Neither the grant nor exercise of the Option nor anything in this Agreement shall impose upon the Company or any other corporation any obligation to employ or continue to employ Optionee. The right of the Company to terminate Optionee shall not be diminished or affected because the Option has been granted to Optionee.

8.Changes in Capital Structure.

Adjustment Provisions.

a.If the shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or other securities of the Company through a reorganization (other than a reorganization, merger or consolidation in which the Company is not the surviving corporation), recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made changing the number or kind of Common Stock allocated to any unexercised portion of the Option. All such adjustments shall be made with a corresponding adjustment in the exercise price for each share of Common Stock covered by the Option.

b.Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, the Company shall use its best efforts, but shall be under no obligation, to cause the reorganization, merger or consolidation agreement to include a provision for the assumption of the Option, or the substitution for the Option of a new option covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares of common stock and prices, and if the reorganization, merger or consolidation agreement so provides, the Option granted hereunder shall continue in the manner and under the terms so provided in such agreement. Upon the dissolution or liquidation of the Company, or upon a sale of substantially all of its property, or a reorganization, merger or consolidation, which does not include a provision for assumption of the Option, the Option shall terminate.

9.Representations and Warranties of Optionee. In connection with the grant of the Option hereunder, Optionee hereby represents and warrants to the Company as follows:

a.The Option is, and any Common Stock Optionee may acquire pursuant to the exercise of the Option (together with the Option, the “Securities”), will be acquired, by Optionee for investment for his own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and he has no present intention of selling, granting participation in, or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of his property shall at all times be within his control.

b.Optionee understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the sale of the Securities is exempt from registration under the Securities Act under Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on Optionee’s representations set forth herein.

c.Optionee understands and agrees that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption from such registration requirements, and that in the absence of an effective registration statement covering such Securities or an available exemption from registration under the Securities Act, such Securities must be held indefinitely.

d.Optionee has the ability to bear the economic risks of Optionee’s investment in the Securities. Optionee is able, without materially impairing Optionee’s financial condition, to hold Optionee’s investment in the Company for an indefinite period of time and to suffer a complete loss on Optionee’s investment. Optionee understands and has fully considered for purposes of Optionee’s investment the risks of Optionee’s investment and understands that an investment in the Company represents an extremely speculative investment which involves a high degree of risk of loss.

e.Optionee acknowledges and agrees that all certificates evidencing the Common Stock issuable upon the exercise of the Option shall bear substantially the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR ANY OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

10.Tax Withholding. As a condition to exercise of this Option, the Company may require Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option. At the discretion of the Board, which may be withheld for any reason, and upon the request of Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Common Stock of the Company otherwise issuable to Optionee upon the exercise of this Option.

11.Code Section 409A Compliance. The Option has been amended on the Effective Date on the basis that the Option is, and following the Effective Date will be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding anything herein to the contrary, the Company may unilaterally make changes to the Option that the Company determines are necessary to comply with the provisions Section 409A of the Code. Optionholder hereby agrees and acknowledges, neither the Company nor any of its affiliates makes any representations with respect to the application of Section 409A of the Code to the Option and, by the acceptance of the Options, Optionholder agrees to accept the potential application of Section 409A of the Code to the Option and the other tax consequences of the issuance, vesting, ownership, modification, adjustment, exercise and disposition of the Option.

12.Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to Optionee shall be addressed to such Optionee at the address maintained by the Company for the Optionee or at such other address as Optionee may specify in writing to the Company.

13.Binding Effect. This Agreement shall be binding upon and inure to the benefit of Optionee, his heirs and successors, and of the Company, its successors and assigns.

14.Governing Law. This Agreement shall be governed by the laws of the State of California.

15.Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and all prior or contemporaneous negotiations,

discussions, agreements or understandings (whether written or oral) are merged herein and are superseded hereby. Each annex or schedule to this Agreement shall be considered incorporated into this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

“COMPANY”                GLOBAL CLEAN ENERGY HOLDINGS, INC.,
a Delaware corporation

By: ______________________________________
Name: David Walker
Title: Chairman

“OPTIONEE”

_______________________________________
Richard Palmer